                                                                    EXHIBIT 21.1

          LIST OF SUBSIDIARIES OF GENERAL MARITIME SHIP HOLDINGS LTD.

                                                                   JURISDICTION OF
NAME OF SUBSIDIARY                                            INCORPORATION/ORGANIZATION
Ajax Limited Partnership                                      Cayman Islands
Ajax II, L.P.                                                 Cayman Islands
Alta Ltd.                                                     Cayman Islands
Boss, L.P.                                                    Cayman Islands
General Maritime Corporation                                  Marshall Islands
General Maritime I Corporation                                Marshall Islands
General Maritime I, L.P.                                      Cayman Islands
General Maritime II Corporation                               Marshall Islands
General Maritime II, L.P.                                     Cayman Islands
Genmar Agamemnon Ltd.                                         Cayman Islands
Genmar Ajax Corporation                                       Marshall Islands
Genmar Ajax Ltd.                                              Cayman Islands
Genmar Ajax II Corporation                                    Marshall Islands
Genmar Alexandra Ltd.                                         Cayman Islands
Genmar Boss Corporation                                       Marshall Islands
Genmar Boss Ltd.                                              Cayman Islands
Genmar Constantine Ltd.                                       Cayman Islands
Genmar Gabriel Ltd.                                           Cayman Islands
Genmar Harriet Corporation                                    Marshall Islands
Genmar Hector Ltd.                                            Cayman Islands
Genmar Macedon Ltd.                                           Cayman Islands
Genmar Minotaur Ltd.                                          Cayman Islands
Genmar Pacific Corporation                                    Marshall Islands
Genmar Pericles Ltd.                                          Cayman Islands
Genmar Spartiate Ltd.                                         Cayman Islands
Genmar Zoe Ltd.                                               Cayman Islands
GMC Administration Ltd.                                       Cayman Islands
Harriet Ltd.                                                  Cayman Islands
Harriet, L.P.                                                 Cayman Islands
Kentucky Shipping Company Ltd.                                Malta
Nord Ltd.                                                     Cayman Islands
Pacific Tankship, L.P.
Pacific Tankship, Ltd.                                        Cayman Islands
Stavanger Sun Ltd                                             Cayman Islands
United Overseas Tankers, Ltd.                                 Liberia
West Virginia Maritime Company Ltd.                           Malta
[Acquired Aframax SPV 1]
[Acquired Aframax SPV 2]
[Acquired Aframax SPV 3]
[Acquired Aframax SPV 4]
[Acquired Aframax SPV 5]
[Acquired Aframax SPV 6]
[Acquired Aframax SPV 7]
[Blystad vessel SPV 1]
[Blystad vessel SPV 2]
[Stavanger Prince SPV]